Exhibit 10.1

MODIFICATION #3

TO THE

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS MODIFICATION #3 is made to the Amended and Restated Employment Agreement that was made effective on February 29, 2012 by and between INTERNATIONAL ISOTOPES INC., a public corporation incorporated in the state of Texas (hereinafter “INIS”) and STEPHEN LAFLIN, (hereinafter “Mr. Laflin”).

WITNESSETH:

WHEREAS Modification #2 to the original agreement between the Parties was to have ended on February 28, 2023, and

WHEREAS Mr. Laflin is willing to extend the date of the Agreement to expire on August 31, 2023; and

NOW THEREFORE, In consideration of the above, the Parties agree to modify the Agreement as follows:

1.	Article 3.1, 3.2, and 3.3 shall be modified to change the end date of the Agreement to August 31, 2023.
2.	Article 4.2, Annual Salary Review shall be modified to add the following sentence: “Upon successful transfer of the duties and responsibilities of CEO to a designated replacement approved by the Company Board Of Directors Mr. Laflin will receive a pre-tax bonus of $25,000.”

All other terms of the February 29, 2012, Agreement and Modification #1 to the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this agreement as of the day and year as signed below.

INTERNATIONAL ISOTOPES INC.

/s/ Chris Grosso	Date: February 22, 2023
Chris Grosso
Chairman of Board of Directors

STEPHEN LAFLIN

/s/ Stephen Laflin	Date: February 22, 2023